Exhibit 99.1

Perella Weinberg Partners Reports Third Quarter 2022 Results

•Third Quarter 2022 Revenues of $145.4 Million; First Nine Months 2022 Revenues of $448.4 Million
•Adjusted Operating Income Margin of 16.9% for the Third Quarter 2022 and 15.7% for the First Nine Months 2022; GAAP Operating Loss Margin of (6.1)% for the Third Quarter 2022 and (6.3)% for the First Nine Months 2022
•Adjusted Net Income of $25.9 Million for the Third Quarter 2022 and $69.6 Million for the First Nine Months 2022; GAAP Net Loss of $(12.9) Million for the Third Quarter 2022 and $(9.1) Million for the First Nine Months 2022
•Adjusted EPS of $0.26 for the Third Quarter 2022 and $0.66 for the First Nine Months 2022; GAAP Diluted EPS of $(0.19) for both the Third Quarter 2022 and the First Nine Months 2022
•Year-to-Date have Added Eight Advisory Partners; Continue to Add Senior Talent to Support Strategic Growth and Expand Coverage and Expertise
•No Outstanding Indebtedness; Strong Balance Sheet with $281.7 Million of Cash, Cash Equivalents, and Short-Term Investments
•Repurchased 8,715,767 Shares and Share Equivalents in the Nine Months Ended September 30, 2022 with 7,729,666 in Open Market Repurchases
•Exchanged All 7,869,975 Outstanding Warrants for 1,565,948 Shares of Class A Common Stock and De Minimis Cash in Lieu of Partial Shares
•Declared Quarterly Dividend of $0.07 Per Share

NEW YORK, NY, November 3, 2022 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the third quarter ended September 30, 2022. The Firm reported third quarter revenues of $145.4 million for the three months ended September 30, 2022, compared with $177.4 million for the three months ended September 30, 2021. GAAP net loss and adjusted net income were $(12.9) million and $25.9 million, respectively, for the three months ended September 30, 2022, compared with GAAP net loss of $(9.5) million and adjusted net income of $28.9 million for the three months ended September 30, 2021. GAAP diluted net loss per Class A share (also referred to as “GAAP Diluted EPS”) and adjusted diluted if-converted net income per Class A share (also referred to as “Adjusted EPS”) were $(0.19) and $0.26, respectively, for the three months ended September 30, 2022.
For the nine months ended September 30, 2022, revenues were $448.4 million, compared with $602.7 million for the nine months ended 2021. GAAP net loss and adjusted net income were $(9.1) million and $69.6 million, respectively, for the nine months ended September 30, 2022, compared with GAAP net income of $22.0 million and adjusted net income of $122.2 million for the nine months ended September 30, 2021. GAAP diluted net loss per Class A share and adjusted diluted if-converted net income per Class A share were ($0.19) and $0.66, respectively, for the nine months ended September 30, 2022.
“Against a very stressed environment, PWP delivered a solid third quarter supported by a diversified client base and product suite. Despite a significant slowdown in global M&A closings year-to-date, PWP’s performance speaks to the strength, breadth, and resiliency of our platform, as does our stable gross pipeline, though revenue timelines remain less defined. PWP is a larger, more diverse, more established firm today than in previous cycles and we are better positioned than ever before to deliver for our clients and shareholders. Further, we remain committed to our capital return strategy, as demonstrated by our year-to-date deployment of nearly $87 million, and will continue to return all excess capital over the long-term.” stated Peter Weinberg, Chief Executive Officer.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		Adjusted
	Three Months Ended September 30,
	2022	2021	2022	2021
Revenues	$145,379	$177,427	$145,379	$177,427
Operating expenses
Total compensation and benefits	123,259	151,372	93,041	113,524
Non-compensation expenses	30,938	36,382	27,786	33,127
Operating income (loss)	(8,818)	(10,327)	24,552	30,776
Total non-operating income (expenses)	529	1,015	6,860	4,058
Income (loss) before provision for income taxes	(8,289)	(9,312)	31,412	34,834
Income tax benefit (expense)	(4,570)	(150)	(5,463)	(5,887)
Net income (loss)	$(12,859)	$(9,462)	$25,949	$28,947
Net income (loss) attributable to non-controlling interests	(13,999)	(12,938)
Net income (loss) attributable to Perella Weinberg Partners	$1,140	$3,476
Net income (loss)			$25,949	$28,947
Less: Adjusted income tax benefit (expense)			5,463	5,887
Add: If-converted tax impact			(8,591)	(10,764)
Adjusted if-converted net income (loss)			$22,821	$24,070
Net income (loss) per share attributable to Class A common shareholders
Basic	$0.03	$0.08
Diluted	$(0.19)	$(0.09)
Diluted, If-Converted			$0.26	$0.26
Weighted-average shares of Class A common stock outstanding
Basic	42,263,427	42,572,813
Diluted	87,745,776	92,727,012	87,875,488	93,818,451

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		Adjusted
	Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$448,359	$602,749	$448,359	$602,749
Operating expenses
Total compensation and benefits	378,408	438,468	287,005	385,760
Non-compensation expenses	98,141	97,078	90,985	87,591
Operating income (loss)	(28,190)	67,203	70,369	129,398
Total non-operating income (expenses)	29,756	(42,463)	14,061	1,052
Income (loss) before provision for income taxes	1,566	24,740	84,430	130,450
Income tax benefit (expense)	(10,707)	(2,695)	(14,853)	(8,281)
Net income (loss)	$(9,141)	$22,045	$69,577	$122,169
Net income (loss) attributable to non-controlling interests	(28,440)	31,068
Net income (loss) attributable to Perella Weinberg Partners	$19,299	$(9,023)
Net income (loss)			$69,577
Less: Adjusted income tax benefit (expense)			14,853
Add: If-converted tax impact			(24,152)
Adjusted if-converted net income (loss)			$60,278
Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$0.44	$(0.21)
Diluted	$(0.19)	$(0.40)
Diluted, If-Converted			$0.66	NM
Weighted-average shares of Class A common stock outstanding (1)
Basic	44,241,794	42,599,954
Diluted	90,535,232	92,754,153	90,690,759	NM

(1)For the nine months ended September 30, 2021, net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding is representative of the period from June 24, 2021 through September 30, 2021, the period following the Business Combination. Adjusted net income (loss) per Class A share - Diluted, If-Converted for the nine months ended September 30, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Revenues

For the third quarter 2022, revenues were $145.4 million, a decrease of 18% from $177.4 million for the third quarter 2021. For the nine months ended September 30, 2022, revenues were $448.4 million, a decrease of 26% from $602.7 million for the nine months ended September 30, 2021. Performance in both the third quarter and first nine months of 2021 represented record revenue periods for the firm. The period-over-period decline, for both the third quarter and nine months ended 2022, was primarily driven by a reduction in mergers and acquisition activity across most industry groups. For the quarter period, the decline was partially offset by increased activity in our capital solutions advisory business, which includes restructuring and liability management services and capital markets advisory. The decrease in revenues can be attributed to both fewer advisory transaction completions and a decrease in average fee size per client.

Expenses

	U.S. GAAP		Adjusted
(Dollars in thousands)	Three Months Ended September 30,
	2022	2021	2022	2021
Operating expenses
Total compensation and benefits	$123,259	$151,372	$93,041	$113,524
% of Revenues	85%	85%	64%	64%
Non-compensation expenses	$30,938	$36,382	$27,786	$33,127
% of Revenues	21%	21%	19%	19%

GAAP total compensation and benefits were $123.3 million for the third quarter of 2022, compared to $151.4 million for the third quarter of 2021. Adjusted total compensation and benefits were $93.0 million for the third quarter of 2022 as compared to $113.5 million for the same period a year ago. The decrease in both GAAP total compensation and benefits and adjusted total compensation and benefits in the third quarter of 2022 was due to a smaller bonus accrual associated with lower revenues.

GAAP non-compensation expenses were $30.9 million for the third quarter of 2022, compared with $36.4 million for the third quarter of 2021. Adjusted non-compensation expenses were $27.8 million for the third quarter of 2022, compared with $33.1 million for the same period a year ago. The decrease experienced in both GAAP non-compensation expenses and non-compensation expenses on an adjusted basis was primarily driven by lower legal, consulting and D&O insurance costs this year as compared to those costs incurred last year as a newly-public company, reduced depreciation and amortization expense due to our New York and London headquarters each reaching the end of their initial lease term, and a bad debt reserve in the third quarter of 2021, partially offset by an increase in travel and related expenses as our teams returned to more normalized travel.

	U.S. GAAP		Adjusted
(Dollars in thousands)	Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses
Total compensation and benefits	$378,408	$438,468	$287,005	$385,760
% of Revenues	84%	73%	64%	64%
Non-compensation expenses	$98,141	$97,078	$90,985	$87,591
% of Revenues	22%	16%	20%	15%

GAAP total compensation and benefits were $378.4 million for the nine months ended September 30, 2022, compared to $438.5 million for the nine months ended September 30, 2021. Adjusted total compensation and benefits were $287.0 million for the nine months ended September 30, 2022, compared to $385.8 million for the nine months ended September 30, 2021. The decrease in both GAAP total compensation and benefits and adjusted total compensation and benefits was due to a smaller bonus accrual associated with lower revenues. On a GAAP basis, the smaller bonus accrual was partially offset by increased equity-based compensation related to restricted stock units (“RSUs”) issued in connection with or subsequent to the Business Combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

GAAP non-compensation expenses were $98.1 million for the nine months ended September 30, 2022, compared with $97.1 million for the nine months ended September 30, 2021. Adjusted non-compensation expenses were $91.0 million for the nine months ended September 30, 2022, compared with $87.6 million for the nine months ended September 30, 2021. The increase experienced in both GAAP non-compensation expenses and non-compensation expenses on an adjusted basis was primarily driven by an increase in travel and related expenses as our teams returned to more normalized travel, an increase in recruiting spend and technology, three quarters of public company costs including D&O insurance, and a bad debt reserve, partially offset by lower rent and occupancy costs as a result of our New York lease extension, reduced depreciation and amortization expense due to our New York and London headquarters each reaching the end of their initial lease term, and a decrease in professional fees related to consulting and legal spend.

Provision for Income Taxes

Perella Weinberg Partners currently owns 48.99% of the operating partnership (PWP Holdings LP) and is subject to U.S. federal and state corporate income tax. Income earned by the operating partnership is subject to certain state and foreign income taxes.

Prior to the close of the Business Combination on June 24, 2021, all of our operating income was derived from the predecessor PWP entity and was not subject to U.S. corporate income tax.

For purposes of calculating adjusted if-converted net income, we have presented our results as if all partnership units had been converted to shares of Class A Common Stock, and as if all of our adjusted income for the period was subjected to U.S. corporate income tax. For the nine months ended September 30, 2022, the effective tax rate for adjusted if-converted net income was 28.61%.

Balance Sheet and Capital Management

As of September 30, 2022, PWP had $281.7 million of cash, cash equivalents and short-term investments in U.S. Treasury Securities. The Firm has no outstanding indebtedness and has an undrawn revolving credit facility.

The Board of Directors of PWP has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on December 9, 2022 to Class A common stockholders of record on November 25, 2022.

During the three months ended September 30, 2022, PWP net settled 373,939 share equivalents to satisfy tax withholding obligations at an average price per share of $7.23, and repurchased 1,289,459 shares at an average price per share of $6.62 in open market transactions pursuant to PWP’s Class A common stock repurchase program, which was paused during PWP’s warrant exchange process. The aggregate 1,663,398 shares were acquired at an average price per share of $6.76 for a total cost of $11.2 million.

During the nine months ended September 30, 2022, PWP net settled 986,101 share equivalents to satisfy tax withholding obligations at an average price per share of $9.27, and repurchased 7,729,666 shares at an average price per share of $6.96 in open market transactions pursuant to PWP’s Class A common stock repurchase program, which was paused during PWP’s warrant exchange process in the third quarter 2022. The aggregate 8,715,767 shares were acquired at an average price per share of $7.22 for a total cost of $63.0 million.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Conference Call and Webcast

Management will host a webcast and conference call on Thursday, November 3, 2022 at 9:00 am ET to discuss PWP’s financial results for the third quarter ended September 30, 2022.

The conference call will be made available in the Investors section of PWP’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 579-2543

•International: (785) 424-1789

•Conference ID: PWPQ322

Replay

A replay of the call will also be available on PWP’s website approximately two hours after the live call through November 10, 2022. To access the replay, dial (800) 934-2123 (Domestic) or (402) 220-1137 (International). The replay can also be accessed on the investors section of PWP’s website at https://investors.pwpartners.com/.

About PWP

Perella Weinberg Partners is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and the financial sponsor community. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With approximately 650 employees, PWP currently maintains offices in New York, Houston, London, Calgary, Chicago, Denver, Los Angeles, Paris, Munich, and San Francisco. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Additional Information

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of PWP’s website at https://investors.pwpartners.com/.

Contacts

For Perella Weinberg Partners Investor Relations: investors@pwpartners.com
For Perella Weinberg Partners Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•the projected financial information, anticipated growth rate, and market opportunity of the Firm;
•the ability to maintain the listing of the Firm’s Class A common stock on Nasdaq following the Business Combination;
•our public securities’ potential liquidity and trading;
•our success in retaining or recruiting partners and other employees, or changes related to, our officers, key employees or directors following the completion of the Business Combination;
•members of our management team allocating their time to other businesses and potentially having conflicts of interest with our business;
•factors relating to the business, operations and financial performance of the Firm, including:
•whether the Firm realizes all or any of the anticipated benefits from the Business Combination;
•whether the Business Combination results in any increased or unforeseen costs or has an impact on the Firm’s ability to retain or compete for professional talent or investor capital;
•global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing rapid, worldwide spread of a novel strain of coronavirus and the pandemic caused thereby (collectively, “COVID-19”) as well as the impact of recent hostilities between Russia and Ukraine;
•the Firm’s dependence on and ability to retain working partners and other key employees;
•the Firm’s ability to successfully identify, recruit and develop talent;
•risks associated with strategic transactions, such as joint ventures, strategic investments, acquisitions and dispositions;
•conditions impacting the corporate advisory industry;
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

•the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model;
•the high volatility of the Firm’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control;
•the ability of the Firm’s clients to pay for its services, including its restructuring clients;
•the Firm’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Firm’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation;
•strong competition from other financial advisory and investment banking firms;
•potential impairment of goodwill and other intangible assets, which represent a significant portion of the Firm’s assets;
•the Firm’s successful formulation and execution of its business and growth strategies;
•the outcome of third-party litigation involving the Firm;
•substantial litigation risks in the financial services industry;
•cybersecurity and other operational risks;
•the Firm’s ability to expand into new markets and lines of businesses for the advisory business;
•exposure to fluctuations in foreign currency exchange rates;
•assumptions relating to the Firm’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; and
•extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest)

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Firm. There can be no assurance that future developments affecting the Firm will be those that the Firm has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Firm’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on July 7, 2022 and the other documents filed by the Firm from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Firm undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$145,379	$177,427	$448,359	$602,749
Expenses
Compensation and benefits	86,260	113,322	264,092	387,196
Equity-based compensation	36,999	38,050	114,316	51,272
Total compensation and benefits	123,259	151,372	378,408	438,468
Professional fees	8,180	11,006	25,902	28,954
Technology and infrastructure	7,337	7,368	22,414	21,465
Rent and occupancy	6,404	6,773	17,511	20,068
Travel and related expenses	2,912	1,629	8,847	3,505
General, administrative and other expenses	3,648	6,127	15,414	12,005
Depreciation and amortization	2,457	3,479	8,053	11,081
Total expenses	154,197	187,754	476,549	535,546
Operating income (loss)	(8,818)	(10,327)	(28,190)	67,203
Non-operating income (expenses)
Related party income	740	1,529	2,248	5,303
Other income (expense)	6,152	2,564	11,908	1,236
Change in fair value of warrant liabilities	(6,294)	(3,006)	15,806	(2,058)
Loss on debt extinguishment	—	—	—	(39,408)
Interest expense	(69)	(72)	(206)	(7,536)
Total non-operating income (expenses)	529	1,015	29,756	(42,463)
Income (loss) before income taxes	(8,289)	(9,312)	1,566	24,740
Income tax benefit (expense)	(4,570)	(150)	(10,707)	(2,695)
Net income (loss)	(12,859)	(9,462)	(9,141)	22,045
Less: Net income (loss) attributable to non-controlling interests	(13,999)	(12,938)	(28,440)	31,068
Net income (loss) attributable to Perella Weinberg Partners	$1,140	$3,476	$19,299	$(9,023)
Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$0.03	$0.08	$0.44	$(0.21)
Diluted	$(0.19)	$(0.09)	$(0.19)	$(0.40)
Weighted-average shares of Class A common stock outstanding (1)
Basic	42,263,427	42,572,813	44,241,794	42,599,954
Diluted	87,745,776	92,727,012	90,535,232	92,754,153

(1)For the nine months ended September 30, 2021, net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding is representative of the period from June 24, 2021 through September 30, 2021, the period following the Business Combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total compensation and benefits—GAAP	$123,259	$151,372	$378,408	$438,468
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	(18,748)	(17,132)	(55,983)	(30,354)
Public company transaction related incentives (2)	(11,470)	(20,716)	(35,420)	(22,354)
Adjusted total compensation and benefits	$93,041	$113,524	$287,005	$385,760

Non-compensation expense—GAAP	$30,938	$36,382	$98,141	$97,078
TPH business combination related expenses (3)	(1,645)	(1,645)	(4,935)	(4,935)
Business Combination transaction expenses (4)	(331)	(1,610)	(920)	(4,552)
Warrant Exchange transaction expenses (5)	(1,176)	—	(1,301)	—
Adjusted non-compensation expense (6)	$27,786	$33,127	$90,985	$87,591

Operating income (loss)—GAAP	$(8,818)	$(10,327)	$(28,190)	$67,203
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,748	17,132	55,983	30,354
Public company transaction related incentives (2)	11,470	20,716	35,420	22,354
TPH business combination related expenses (3)	1,645	1,645	4,935	4,935
Business Combination transaction expenses (4)	331	1,610	920	4,552
Warrant Exchange transaction expenses (5)	1,176	—	1,301	—
Adjusted operating income (loss)	$24,552	$30,776	$70,369	$129,398

Non-operating income (expense)—GAAP	$529	$1,015	$29,756	$(42,463)
Change in fair value of warrant liabilities (7)	6,294	3,006	(15,806)	2,058
Loss on debt extinguishment (8)	—	—	—	39,408
Amortization of debt costs (9)	37	37	111	2,049
Adjusted non-operating income (expense)	$6,860	$4,058	$14,061	$1,052

Income (loss) before income taxes—GAAP	$(8,289)	$(9,312)	$1,566	$24,740
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,748	17,132	55,983	30,354
Public company transaction related incentives (2)	11,470	20,716	35,420	22,354
TPH business combination related expenses (3)	1,645	1,645	4,935	4,935
Business Combination transaction expenses (4)	331	1,610	920	4,552
Warrant Exchange transaction expenses (5)	1,176	—	1,301	—
Change in fair value of warrant liabilities (7)	6,294	3,006	(15,806)	2,058
Loss on debt extinguishment (8)	—	—	—	39,408
Amortization of debt costs (9)	37	37	111	2,049
Adjusted income (loss) before income taxes	$31,412	$34,834	$84,430	$130,450

Income tax benefit (expense)—GAAP	$(4,570)	$(150)	$(10,707)	$(2,695)
Tax impact of non-GAAP adjustments (10)	(893)	(5,737)	(4,146)	(5,586)
Adjusted income tax benefit (expense)	$(5,463)	$(5,887)	$(14,853)	$(8,281)

Net income (loss)—GAAP	$(12,859)	$(9,462)	$(9,141)	$22,045
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,748	17,132	55,983	30,354
Public company transaction related incentives (2)	11,470	20,716	35,420	22,354
TPH business combination related expenses (3)	1,645	1,645	4,935	4,935
Business Combination transaction expenses (4)	331	1,610	920	4,552
Warrant Exchange transaction expenses (5)	1,176	—	1,301	—
Change in fair value of warrant liabilities (7)	6,294	3,006	(15,806)	2,058
Loss on debt extinguishment (8)	—	—	—	39,408
Amortization of debt costs (9)	37	37	111	2,049
Tax impact of non-GAAP adjustments (10)	(893)	(5,737)	(4,146)	(5,586)
Adjusted net income (loss)	$25,949	$28,947	$69,577	$122,169

Less: Adjusted income tax benefit (expense)	$5,463	$5,887	14,853	NM
Add: If-converted tax impact (11)	(8,591)	(10,764)	(24,152)	NM
Adjusted if-converted net income (loss)	$22,821	$24,070	$60,278	NM

Weighted-average diluted shares of Class A common stock outstanding	87,745,776	92,727,012	90,535,232	NM
Weighted average number of incremental shares from assumed exercise of warrants (12)	—	1,075,327	—	NM
Weighted average number of incremental shares from assumed vesting of RSUs and PSUs (12)	129,712	16,112	155,527	NM
Weighted-average adjusted diluted shares of Class A common stock outstanding	87,875,488	93,818,451	90,690,759	NM

Adjusted net income (loss) per Class A share—diluted, if—converted (13)	$0.26	$0.26	$0.66	NM
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Notes to U.S. GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP Holdings LP (“PWP OpCo”) includes amortization of legacy awards granted to certain partners prior to the Business Combination and PWP Professional Partners LP (“Professional Partners”) ACU and VCU awards. The vesting of these awards does not dilute PWP shareholders relative to Professional Partners as Professional Partners’ interest in PWP OpCo does not change as a result of granting those equity awards to its working partners.

(2)Public company transaction related incentives includes discretionary bonus payments as well as equity-based compensation for transaction-related RSUs which are directly related to milestone events that were part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.

(3)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. TPH business combination related expenses include intangible asset amortization associated with the acquisition.

(4)Transaction costs that were expensed associated with the Business Combination as well as equity-based vesting for transaction-related RSUs issued to non-employees.

(5)Transaction costs that were expensed associated with the exchange offer and solicitation (together, the “Warrant Exchange”) relating to the Company’s outstanding warrants, which the Company completed on August 23, 2022.

(6)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.

(7)Change in fair value of warrant liabilities is non-cash and we believe not indicative of our core performance.

(8)Loss on debt extinguishment resulted from the payoff of the 7.0% Subordinated Unsecured Convertible Notes due 2026 in conjunction with the Business Combination.

(9)Amortization of debt costs is comprised of the amortization of debt discounts and issuance costs, which is included in interest expense.

(10)The non-GAAP tax expense represents the Company’s calculated tax expense on adjusted non-GAAP income. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.

(11)The if-converted tax expense represents the Company's calculated tax expense on adjusted non-GAAP income assuming the exchange of all partnership units for PWP Class A common stock, resulting in all of the Company’s income being subject to corporate-level tax.

(12)Assumed exercise of warrants and vesting of RSUs and performance restricted stock units (“PSUs”) as calculated using the treasury stock method and to the extent dilutive to Adjusted net income (loss) per Class A share—diluted, if-converted.

(13)Adjusted net income (loss) per Class A share—diluted, if-converted for the nine month period ended June 30, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended September 30, 2022
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$8,180	$(1,507)	(1)	$6,673
Technology and infrastructure	7,337	—		7,337
Rent and occupancy	6,404	—		6,404
Travel and related expenses	2,912	—		2,912
General, administrative and other expenses	3,648	—		3,648
Depreciation and amortization	2,457	(1,645)	(2)	812
Non-compensation expense	$30,938	$(3,152)		$27,786

	Three Months Ended September 30, 2021
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$11,006	$(1,610)	(1)	$9,396
Technology and infrastructure	7,368			7,368
Rent and occupancy	6,773			6,773
Travel and related expenses	1,629			1,629
General, administrative and other expenses	6,127			6,127
Depreciation and amortization	3,479	(1,645)	(2)	1,834
Non-compensation expense	$36,382	$(3,255)		$33,127

	Nine Months Ended September 30, 2022
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$25,902	$(2,221)	(1)	$23,681
Technology and infrastructure	22,414	—		22,414
Rent and occupancy	17,511	—		17,511
Travel and related expenses	8,847	—		8,847
General, administrative and other expenses	15,414	—		15,414
Depreciation and amortization	8,053	(4,935)	(2)	3,118
Non-compensation expense	$98,141	$(7,156)		$90,985

	Nine Months Ended September 30, 2021
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$28,954	$(4,552)	(1)	$24,402
Technology and infrastructure	21,465			21,465
Rent and occupancy	20,068			20,068
Travel and related expenses	3,505			3,505
General, administrative and other expenses	12,005			12,005
Depreciation and amortization	11,081	(4,935)	(2)	6,146
Non-compensation expense	$97,078	$(9,487)		$87,591

(1) Reflects an adjustment to exclude transaction costs associated with the Business Combination and the Warrant Exchange.

(2) Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.